Exhibit 99.1

NOBLE ANNOUNCES APPOINTMENT OF THOMAS L. SAELI AS

NEW CHIEF EXECUTIVE OFFICER

WARREN, MI – MARCH 1, 2006 – Noble International, Ltd. (NASDAQ: NOBL) (“Noble” or the “Company”) announced today Thomas L. Saeli’s appointment as Chief Executive Officer. Mr. Saeli brings to Noble many years of executive experience in the automotive industry and international markets. In addition, Mr. Saeli has served on Noble’s Board of Directors since 2002.

Mr. Saeli joins Noble after serving as Vice President of Corporate Development for Lear Corporation. In this role, and his previous position as Vice President of Mergers & Acquisitions at Lear, Mr. Saeli was responsible for worldwide investment/transactional activities, strategic planning, shareholder oversight for 35 global joint ventures and alliances, and negotiation of other strategic alliances. During his tenure, Lear completed and integrated worldwide acquisitions, divestitures, joint ventures and other alliances valued at approximately $4.0 billion, representing revenues of approximately $8.0 billion.

Prior to working at Lear, Mr. Saeli was a partner with Oxford Investment Group where he served in various senior operating roles including President and CFO of several portfolio companies. Prior to that, Mr. Saeli served in various corporate positions with Pepsico, Inc. and CBS, Inc. He earned a BA in Economics from Hamilton College and an MBA in Finance and Accounting from Columbia University Graduate School of Business.

Robert Skandalaris, Chairman of Noble, commenting on Mr. Saeli states, “I have known Tom for many years, including several at Oxford Investment Group. He brings to Noble talents which will help us achieve our future goals and objectives. His strategic planning skills and global experience will strengthen our senior management team, which already has industry leading talent within our engineering, sales, manufacturing and finance functions. Tom is familiar with our mission, our team and our products. We believe his impact will be positive and immediate.”

Commenting on his new responsibilities, Mr. Saeli states “I look forward to joining Noble’s strong management team. Noble is unique in today’s automotive industry. Its products are growing in acceptance, its technology and engineering are world class and the Company is recognized for its innovation and industry leadership. It is an exciting place and I look forward to working with Noble’s current team and customers to create shareholder value.”

SAFE HARBOR STATEMENT

Certain statements made by Noble International, Ltd. in this presentation and other periodic oral and written statements, including filings with the Securities and Exchange Commission, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, as well as statements which address operating performance, events or developments that we believe or expect to occur in the future, including those that discuss strategies, goals, outlook or other non-historical matters, or which relate to future sales or earnings expectations, cost savings, awarded sales, volume growth, earnings or a general belief in our expectations of future operating results, are forward-looking statements. The forward-looking statements are made on the basis of management’s assumptions and estimations. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements. Some, but not all, of the risks include our ability to obtain future sales; our ability to successfully integrate acquisitions; changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities including increased costs, reduced production or other factors; costs related to legal and administrative matters; our ability to realize cost savings expected to offset price concessions; inefficiencies related to production and product launches that are greater than anticipated; changes in technology and technological risks; increased fuel costs; work stoppages and strikes at our facilities and that of our customers; the presence of downturns in customer markets where the Company’s goods and services are sold; financial and business downturns of our customers or vendors; and other factors, uncertainties, challenges, and risks detailed in Noble’s public filings with the Securities and Exchange Commission. Noble does not intend or undertake any obligation to update any forward-looking statements.

For further information contact:

Michael Azar

Noble International, Ltd.

(248) 220-2001